EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CIT REPORTS SECOND QUARTER 2010 NET INCOME OF $142 MILLION;
$0.71 PER DILUTED SHARE
CONTINUED PROGRESS ADVANCING CORPORATE INITIATIVES:

Increased capital and built reserves:
Tier 1 ratio over 17%
Book value over $43 per share
Debt reduced $3 billion
Continued to extend credit to small and middle market businesses
New business volume up 14% to over $1 billion

     NEW YORK – July 27, 2010 – CIT Group Inc. (NYSE: CIT), a leading provider of financing to small businesses and middle market companies, today reported net income for the quarter ended June 30, 2010 of $142.1 million, $0.71 per diluted share, up from $97.3 million and $0.49 per diluted share last quarter.

     “During the second quarter we continued to advance our key corporate initiatives,” said John A. Thain, Chairman and Chief Executive Officer. “We improved our funding flexibility, repaid higher cost debt, streamlined our portfolio and largely completed the build-out of our senior management team. We remain committed to increasing the value of our commercial franchises and supporting the small business and middle market sectors that are vital to the U.S. economy.”

Summary of Financial Results

     Net income increased from the quarter ended March 31, 2010, as gains on sales of assets and recoveries of pre-FSA charged-off receivables more than offset a higher provision for credit losses and costs for an employee retention program announced last quarter. The second quarter results include pre-tax net accretion and lower depreciation of $407 million resulting from fresh start accounting (“FSA”) balance sheet adjustments recorded in December 2009.

     Net interest revenue declined $31 million on lower financing assets and less net FSA accretion. However, total net revenues1 increased 28% sequentially as an increase in other income offset the decline in net interest revenue.

1 Total net revenue and net finance revenue are non-GAAP measures, see page 10 for reconciliation of non-GAAP to GAAP financial information.

2

     Net finance revenue1 (which includes operating lease rentals and depreciation) as a percentage of average earning assets was 4.03% compared to 4.09% last quarter and includes a 3.72% benefit from FSA. Excluding the impacts from FSA and prepayment penalty fees on high cost debt, margin was 0.68% up slightly from the first quarter.

     Other income (excluding operating lease rentals) increased from last quarter due to gains on receivable sales and recoveries on receivables charged-off prior to the adoption of FSA. The prior quarter included losses on foreign currency exposures that were largely hedged during the second quarter.

     Operating expenses increased from the first quarter as costs related to an employee retention program established last quarter more than offset declines in all other expense categories.

     Continued focus on balance sheet optimization resulted in total assets declining $3.1 billion to $54.9 billion. Strategic asset sales, net portfolio collections and $800 million in new financings, enabled the paydown of $3 billion of debt. New business volume of over $1 billion was up 14% from last quarter. Assets held for sale declined during the quarter as the Company completed the sales of its Australia and New Zealand vendor business and approximately $580 million of student lending receivables.

     Preliminary Tier 1 and Total Capital ratios improved to 17.2% and 17.9%, respectively, from 15.5% and 15.9% at March 31, 2010, benefiting from both growth in common equity and a decline in risk-weighted assets.

Credit

     Reported net charge-offs of $106 million were up $64 million from the first quarter. Non-accrual loans of $2.1 billion increased $120 million from the first quarter, driven primarily by Corporate Finance. These credit metrics, which are after the application of fresh start accounting (post-FSA), include asset marks and other FSA-related items. However, net charge-offs do not reflect recoveries of pre-FSA charge-offs recorded in other income, which were $98 million in the second quarter and $44 million in the first quarter. In aggregate, the charge-offs, net of recoveries recorded in other income, were at levels similar to the first quarter.

     Management also evaluates credit performance using credit metrics that exclude the impact of fresh start accounting (pre-FSA). On this basis, gross charge-offs were $252 million, up $16 million from last quarter, driven by certain real estate and energy-related loans. Non-accrual loans of $3.0 billion decreased $54 million from the first quarter.

3

     The provision for credit losses increased from the first quarter, reflecting the recording of non-specific reserves and some incremental deterioration on loans previously discounted in FSA.

Operating Highlights

     The sequential quarter improvement in Corporate Finance earnings was driven by higher gains on asset sales and recoveries on pre-FSA loan balances. Corporate Finance completed sales of a joint venture and other assets totaling approximately $890 million, proceeds of which were used to pay down debt. Corporate Finance new business volume increased from the first quarter. Net charge-offs both pre- and post-FSA increased from last quarter due to real estate and energy-related loans. However, net of recoveries recorded in other income, charge-offs were at similar levels to the first quarter. Post-FSA, non-accrual loans increased from March 31, 2010 due to the addition of loans in communications and media industries. On a pre-FSA basis, non-accrual loans were flat.

     The improvement in Transportation Finance results reflects higher operating lease margins. The aerospace fleet remained fully utilized. During the quarter 6 new aircraft valued at $0.3 billion were delivered. Lease commitments are in place for all 19 aircraft to be delivered over the next twelve months. Rail revenue increased as utilization improved from 90% to 93% on modest increases in activity across most major car types, and rents improved on usage-based contracts. Non-accrual loans declined and no charge-offs were recorded.

     Trade Finance narrowed its loss, which is being driven by high cost of funds. At the end of the quarter the business closed a new committed conduit facility, which will reduce the future cost of funds. The existing client base stabilized and the rate of attrition subsided. Factoring volume totaled $6.3 billion, flat with the first quarter, contributing to level factoring commissions. Credit metrics remained comparable with the first quarter as charge-offs and non-accrual loans remain at relatively low levels.

     The decline in Vendor Finance earnings from last quarter reflected reserve strengthening related to a liquidating consumer portfolio, lower asset levels and higher allocated interest costs. Vendor Finance completed the sale of its Australia and New Zealand business on June 30, 2010, and established a committed funding facility for U.K. assets. New business volume was flat with last quarter. Post-FSA, net charge-offs increased from last quarter, but on a pre-FSA basis, net charge-offs declined. Recoveries recorded in other income totaled approximately $15 million in the second quarter and approximately $20 million in the first quarter. On both a pre- and post-FSA basis, non-accrual loans decreased from March 31, 2010.

4

     CIT Bank remains well capitalized and liquid. The preliminary total capital ratio was 59.4% and the leverage ratio was 20.7%. Total deposits were $4.7 billion, down slightly from last quarter. The bank closed several new commercial loans this quarter. New committed loan volume rose to approximately $180 million from approximately $35 million in the first quarter, of which approximately $85 million was funded.

Liquidity and Financing

     Total cash at June 30, 2010 was $10.7 billion, up from last quarter, and consisted of $6.1 billion of cash at the bank holding company, $1.7 billion at CIT Bank, $1.7 billion at operating subsidiaries and $1.2 billion in other restricted cash.

     During the second quarter, the Company completed a new $650 million committed conduit facility for Trade Finance and a £100 million committed U.K. Vendor Finance conduit facility. These transactions, when combined with first quarter financings, aggregate over $2.5 billion and highlight the Company's success in re-accessing more cost-efficient funding sources.

     We continued to prepay high cost first lien debt during the quarter. $2.3 billion was pre-paid during the quarter and approximately $450 million just after quarter-end. $750 million was pre-paid in the first quarter, leaving $4 billion of the original $7.5 billion first lien debt outstanding. Subject to market conditions, we intend to further pay down and/or refinance the remaining first lien debt.

See attached tables for financial statements and supplemental financial information.

Conference Call and Web cast

Chairman and Chief Executive Officer John A. Thain and Chief Financial Officer Scott T. Parker will discuss these results on a conference call and audio Web cast today, July 27, 2010, at 8:00 a.m. (EDT). Interested parties may access the conference call live by dialing 866-831-6272 for U.S. and Canadian callers or 617-213-8859 for international callers and reference access code “CIT Group” or access the audio web cast at the following website: http://ir.cit.com. An audio replay of the call will be available until 11:59 p.m. (EDT) August 10, 2010, by dialing 888-286-8010 for U.S. and Canadian callers or 617-801-6888 for international callers with the access code 81354530, or at the following website: http://ir.cit.com.

5

About CIT

Founded in 1908, CIT (NYSE: CIT) is a bank holding company with more than $40 billion in finance and leasing assets. It provides financing and leasing capital to its more than one million small business and middle market clients and their customers across more than 30 industries. CIT maintains leadership positions in small business and middle market lending, factoring, retail finance, aerospace, equipment and rail leasing, and global vendor finance. www.cit.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in refining and implementing its strategy and business plan, the risk that CIT's changes in its senior management team affects CIT's ability to react to and address key business and regulatory issues, the risk that CIT is delayed in transitioning certain business platforms to CIT Bank and may not succeed in developing a stable, long-term source of funding, and the risk that CIT continues to be subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our actual results in Item 1A, “Risk Factors”, of our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Non GAAP Measurements

Net finance revenue is a non-GAAP measurement used by management to gauge portfolio performance. ‘Pre FSA’ is non-GAAP and provides the user with additional data that is more comparable to historical and peer disclosures.

###

CIT MEDIA RELATIONS:
C. Curtis Ritter
Vice President
Director of External Communications & Media Relations
(212) 461-7711
Curt.Ritter@cit.com

CIT INVESTOR RELATIONS:
Ken Brause
Executive Vice President
(212) 771-9650
Ken.Brause@cit.com

CIT GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INCOME STATEMENT
(dollars in millions, except per share data)

	Quarter Ended		Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2010

Interest income
Interest and fees on loans	$987.2	$1,043.5	$2,030.7
Interest and dividends on investments	6.3	5.5	11.8

Total interest income	993.5	1,049.0	2,042.5

Interest expense
Interest on long-term borrowings	(784.7)	(807.7)	(1,592.4)
Interest on deposits	(28.9)	(30.1)	(59.0)

Total interest expense	(813.6)	(837.8)	(1,651.4)

Net interest revenue	179.9	211.2	391.1
Provision for credit losses	(260.7)	(186.6)	(447.3)

Net interest revenue, after credit provision	(80.8)	24.6	(56.2)

Other income
Rental income on operating leases	419.7	418.2	837.9
Other	330.6	132.2	462.8

Total other income	750.3	550.4	1,300.7

Other expenses
Depreciation on operating lease equipment	(179.0)	(173.5)	(352.5)
Operating expenses	(277.0)	(261.9)	(538.9)

Total other expenses	(456.0)	(435.4)	(891.4)

Income before provision for income taxes	213.5	139.6	353.1
Provision for income taxes	(71.1)	(42.5)	(113.6)

Net income before attribution of noncontrolling interests	142.4	97.1	239.5
Net (income) loss attributable to noncontrolling interests, after tax	(0.3)	0.2	(0.1)

Net income	$142.1	$97.3	$239.4

Basic earnings per common share	$0.71	$0.49	$1.20
Average number of common shares - basic (thousands)	200,075	200,040	200,057
Diluted earnings per common share	$0.71	$0.49	$1.19
Average number of common shares - diluted (thousands)	200,644	200,076	200,359

CIT GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except per share data)

	At June 30, 2010	At March 31, 2010	At December 31, 2009

Assets
Total cash and deposits	$10,666.4	$10,015.6	$9,825.9
Trading assets at fair value - derivatives	216.1	93.5	44.1
Assets held for sale	572.5	1,368.8	343.8

Loans	28,883.2	32,025.7	34,865.8
Allowance for loan losses	(337.8)	(180.8)	-

Total loans, net of allowance for loan losses	28,545.4	31,844.9	34,865.8

Operating lease equipment, net	10,950.7	10,931.0	10,910.0
Goodwill and intangible assets, net	407.9	440.9	464.5
Unsecured counterparty receivable	818.7	914.6	1,094.5
Other assets	2,739.1	2,451.2	2,480.5

Total assets	$54,916.8	$58,060.5	$60,029.1

Liabilities
Deposits	$4,708.9	$4,853.6	$5,218.6
Trading liabilities at fair value - derivatives	46.9	55.7	41.9
Credit balances of factoring clients	877.3	881.1	892.9
Other liabilities	2,373.3	2,246.8	2,211.3
Long-term borrowings
Secured borrowings	12,403.1	13,326.2	14,346.5
Secured credit facility and expansion facility	4,596.9	6,931.9	7,716.6
Series A notes	18,882.2	18,807.0	18,733.6
Series B notes	2,194.7	2,196.5	2,198.2
Senior unsecured notes	199.6	232.7	268.1

Total long-term borrowings	38,276.5	41,494.3	43,263.0

Total liabilities	46,282.9	49,531.5	51,627.7

Equity
Stockholders' equity
Common stock	2.0	2.0	2.0
Paid-in capital	8,419.1	8,403.8	8,398.0
Accumulated earnings	225.0	82.9	-
Accumulated other comprehensive (loss) income	(9.7)	39.2	-
Treasury stock, at cost	(4.0)	(0.1)	-

Total common stockholders' equity	8,632.4	8,527.8	8,400.0
Noncontrolling interests	1.5	1.2	1.4

Total equity	8,633.9	8,529.0	8,401.4

Total liabilities and equity	$54,916.8	$58,060.5	$60,029.1

Book Value Per Common Share
Book value per common share	$43.11	$42.63	$41.99
Tangible book value per common share	$41.07	$40.43	$39.67

CIT GROUP INC. AND SUBSIDIARIES
SELECT BALANCES
(dollars in millions)

BALANCE SHEET
	At June 30, 2010		At March 31, 2010		At December 31, 2009
Fresh Start Accounting:
(Discount) / Premium	Accretable	Non-accretable	Accretable	Non-accretable	Accretable	Non-accretable

Loans and assets held for sale	$(2,585.5)	$(1,225.4)	$(3,030.0)	$(1,566.0)	$(3,507.3)	$(1,755.1)
Operating lease equipment, net	(3,109.3)	-	(3,153.4)	-	(3,239.7)	-
Goodwill and intangible assets	168.5	239.4	201.5	239.4	225.1	239.4
Other assets	(261.2)	-	(285.2)	-	(321.0)	-

Total assets	$(5,787.5)	$(986.0)	$(6,267.1)	$(1,326.6)	$(6,842.9)	$(1,515.7)

Deposits	$112.3	$-	$121.6	$-	$131.4	$-
Long-term borrowings	(3,195.0)	-	(3,284.9)	-	(3,394.4)	-
Other liabilities	-	285.4	-	306.7	-	336.6

Total liabilities	$(3,082.7)	$285.4	$(3,163.3)	$306.7	$(3,263.0)	$336.6

Other Assets	At June 30, 2010	At March 31, 2010	At December 31, 2009

Deposits on commercial aerospace equipment	$619.8	$647.7	$635.9
Equity and debt investments	344.7	338.4	373.6
Accrued interest and dividend receivables	172.2	206.9	214.7
Prepaid expenses	114.0	104.9	111.3
Furniture and fixtures	91.8	93.8	102.8
Retained interests in securitizations	-	-	139.7
Miscellaneous receivables and other assets	1,396.6	1,059.5	902.5

Total other assets	$2,739.1	$2,451.2	$2,480.5

INCOME STATEMENT	Quarters Ended		Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2010
Fresh Start Accounting:
Accretion / (Amortization)
Interest income	$417.8	$451.6	$869.4
Interest expense	(80.1)	(100.7)	(180.8)
Rental income on operating leases	(24.8)	(33.8)	(58.6)
Other income	23.9	35.8	59.7
Depreciation expense	70.1	67.8	137.9

Total	$406.9	$420.7	$827.6

Other Income (Non-spread revenue)

Fees and commissions	$20.4	$31.2	$51.6
Factoring commissions	34.9	36.2	71.1
Gain on loan and portfolio sales	94.4	33.4	127.8
Gains on sales of leasing equipment	51.7	29.0	80.7
Gain (loss) on non-qualifying hedge
derivatives and foreign currency exchange	7.8	(77.2)	(69.4)
Recoveries of pre-FSA charge-offs	97.5	43.8	141.3
GSI receivable accretion	23.9	35.8	59.7

Total other income	$330.6	$132.2	$462.8

Operating Expenses

Salaries and general operating expenses:
Compensation and benefits	$179.3	$140.1	$319.4
Professional fees	25.6	29.7	55.3
Technology	18.2	19.2	37.4
Occupancy expense	11.3	14.9	26.2
Provision for severance and facilities exiting activities	2.6	11.9	14.5
Other expenses	40.0	46.1	86.1

Total operating expenses	$277.0	$261.9	$538.9

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

CREDIT METRICS - AFTER FRESH START ACCOUNTING Gross Charge-offs To Average Finance Receivables	Quarter Ended June 30, 2010		Quarter Ended March 31, 2010		Six Months Ended June 30, 2010

Corporate Finance	$53.2	1.88%	$26.9	0.89%	$80.1	1.36%
Transportation Finance	-	-	-	-	-	-
Trade Finance	12.5	1.90%	2.7	0.38%	15.2	1.12%
Vendor Finance	38.2	2.38%	10.3	0.53%	48.5	1.36%

Commercial Segments	103.9	1.88%	39.9	0.65%	143.8	1.23%
Consumer	9.4	0.42%	4.5	0.19%	13.9	0.30%

Total	$113.3	1.46%	$44.4	0.52%	$157.7	0.97%

Net Charge-offs To Average Finance Receivables*
Corporate Finance	$51.9	1.84%	$25.6	0.84%	$77.5	1.32%
Transportation Finance	-	-	-	-	-	-
Trade Finance	12.4	1.89%	2.7	0.38%	15.1	1.11%
Vendor Finance	32.7	2.04%	9.5	0.49%	42.2	1.18%

Commercial Segments	97.0	1.76%	37.8	0.61%	134.8	1.15%
Consumer	9.3	0.42%	4.5	0.19%	13.8	0.30%

Total	$106.3	1.37%	$42.3	0.49%	$148.6	0.91%

Non-accruing Loans To Finance Receivables	June 30, 2010		March 31, 2010		December 31, 2009

Corporate Finance	$1,646.2	16.72%	$1,488.6	12.73%	$1,374.8	11.31%
Transportation Finance	160.5	9.60%	172.8	9.51%	6.8	0.37%
Trade Finance	96.0	3.82%	90.5	3.24%	90.5	3.02%
Vendor Finance	149.2	2.46%	179.4	2.65%	102.2	1.25%

Commercial Segments	2,051.9	10.21%	1,931.3	8.37%	1,574.3	6.25%
Consumer	0.5	0.01%	0.7	0.01%	0.1	-

Total	$2,052.4	7.11%	$1,932.0	6.03%	$1,574.4	4.52%

* Net charge-offs do not include recoveries of $97.5 million and $43.8 million recorded in Other Income for the quarters ended June 30 and March 31, 2010.

CREDIT METRICS - BEFORE FRESH START ACCOUNTING** Gross Charge-offs To Average Finance Receivables	Quarter Ended June 30, 2010		Quarter Ended March 31, 2010		Six Months Ended June 30, 2010

Corporate Finance	$164.2	4.91%	$134.1	3.58%	$298.3	4.22%
Transportation Finance	-	-	-	-	-	-
Trade Finance	12.5	1.90%	4.7	0.66%	17.2	1.26%
Vendor Finance	55.1	3.19%	67.9	3.23%	123.0	3.19%

Commercial Segments	231.8	3.73%	206.7	2.93%	438.5	3.30%
Consumer	19.8	0.79%	28.6	1.08%	48.4	0.94%

Total	$251.6	2.89%	$235.3	2.42%	$486.9	2.64%

Non-accruing Loans To Finance Receivables	June 30, 2010		March 31, 2010		December 31, 2009

Corporate Finance	$2,290.7	19.57%	$2,280.2	15.85%	$2,226.1	14.64%
Transportation Finance	175.2	9.44%	185.3	9.18%	8.4	0.38%
Trade Finance	96.0	3.81%	90.5	3.23%	97.3	3.24%
Vendor Finance	267.7	4.13%	324.6	4.43%	295.9	3.14%

Commercial Segments	2,829.6	12.53%	2,880.6	10.86%	2,627.7	8.80%
Consumer	197.2	2.00%	200.6	1.99%	197.7	1.74%

Total	$3,026.8	9.33%	$3,081.2	8.41%	$2,825.4	6.86%

**Credit metrics before fresh start accounting are used by management for credit trend analysis.

FINANCING AND LEASING ASSETS - AFTER FRESH START ACCOUNTING
	At June 30, 2010	At March 31, 2010	At December 31, 2009

Corporate Finance
Finance receivables	$9,845.7	$11,690.3	$12,150.3
Operating lease equipment, net	104.2	134.9	137.3
Assets held for sale	514.8	287.8	292.6

Financing and leasing assets	10,464.7	12,113.0	12,580.2

Transportation Finance
Finance receivables	1,671.3	1,817.1	1,853.0
Operating lease equipment, net	10,296.9	10,177.5	10,089.2
Assets held for sale	10.4	11.5	17.2

Financing and leasing assets	11,978.6	12,006.1	11,959.4

Trade Finance
Finance receivables	2,514.6	2,794.1	2,991.0

Vendor Finance
Finance receivables	6,066.1	6,781.2	8,187.8
Operating lease equipment, net	549.6	618.6	683.5
Assets held for sale	18.8	479.9	-

Financing and leasing assets	6,634.5	7,879.7	8,871.3

Consumer
Finance receivables - student lending	8,721.9	8,863.6	9,584.2
Finance receivables - other	63.6	79.4	99.5
Assets held for sale	28.5	589.6	34.0

Financing and leasing assets	8,814.0	9,532.6	9,717.7

Total financing and leasing assets	$40,406.4	$44,325.5	$46,119.6

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

SEGMENT RESULTS
	Corporate Finance	Transportation Finance	Trade Finance	Vendor Finance	Commercial Segments	Consumer	Corporate and Other	Consolidated

Quarter ended June 30, 2010
Total interest income	$481.7	$53.4	$24.4	$333.2	$892.7	$95.8	$5.0	$993.5
Total interest expense	(273.6)	(234.6)	(45.1)	(190.4)	(743.7)	(64.2)	(5.7)	(813.6)
Provision for credit losses	(109.2)	(3.0)	(12.3)	(111.9)	(236.4)	(9.3)	(15.0)	(260.7)
Rental income on operating leases	7.3	316.8	-	96.1	420.2	-	(0.5)	419.7
Other income, excluding rental income	205.9	18.2	47.0	26.2	297.3	18.3	15.0	330.6
Depreciation on operating lease equipment	(5.6)	(85.9)	-	(87.8)	(179.3)	-	0.3	(179.0)
Other expenses	(89.7)	(45.5)	(33.0)	(86.3)	(254.5)	(22.7)	0.2	(277.0)

Income before provision for income taxes and
noncontrolling interests	$216.8	$19.4	$(19.0)	$(20.9)	$196.3	$17.9	$(0.7)	$213.5

Net income (loss)	$206.4	$25.1	$(16.0)	$(62.1)	$153.4	$14.2	$(25.5)	$142.1

Quarter ended March 31, 2010
Total interest income	$504.0	$57.5	$30.5	$359.6	$951.6	$92.8	$4.6	$1,049.0
Total interest expense	(297.0)	(258.5)	(38.5)	(167.9)	(761.9)	(70.9)	(5.0)	(837.8)
Provision for credit losses	(94.4)	(1.3)	(33.9)	(52.5)	(182.1)	(4.5)	-	(186.6)
Rental income on operating leases	8.8	299.2	-	110.8	418.8	-	(0.6)	418.2
Other income, excluding rental income	103.1	22.2	46.1	27.2	198.6	5.8	(72.2)	132.2
Depreciation on operating lease equipment	(4.4)	(78.6)	-	(90.7)	(173.7)	-	0.2	(173.5)
Other expenses	(79.4)	(39.6)	(32.0)	(86.9)	(237.9)	(21.5)	(2.5)	(261.9)

Income before provision for income taxes and
noncontrolling interests	$140.7	$0.9	$(27.8)	$99.6	$213.4	$1.7	$(75.5)	$139.6

Net income (loss)	$128.3	$(7.8)	$(27.8)	$96.6	$189.3	$5.2	$(97.2)	$97.3

Six months ended June 30, 2010
Total interest income	$985.7	$110.9	$54.9	$692.8	$1,844.3	$188.6	$9.6	$2,042.5
Total interest expense	(570.6)	(493.1)	(83.6)	(358.3)	(1,505.6)	(135.1)	(10.7)	(1,651.4)
Provision for credit losses	(203.6)	(4.3)	(46.2)	(164.4)	(418.5)	(13.8)	(15.0)	(447.3)
Rental income on operating leases	16.1	616.0	-	206.9	839.0	-	(1.1)	837.9
Other income, excluding rental income	309.0	40.4	93.1	53.4	495.9	24.1	(57.2)	462.8
Depreciation on operating lease equipment	(10.0)	(164.5)	-	(178.5)	(353.0)	-	0.5	(352.5)
Other expenses	(169.1)	(85.1)	(65.0)	(173.2)	(492.4)	(44.2)	(2.3)	(538.9)

Income before provision for income taxes and
noncontrolling interests	$357.5	$20.3	$(46.8)	$78.7	$409.7	$19.6	$(76.2)	$353.1

Net income (loss)	$334.7	$17.3	$(43.8)	$34.5	$342.7	$19.4	$(122.7)	$239.4

AVERAGE BALANCES AND RATES
	Quarter Ended June 30, 2010		Quarter Ended March 31, 2010
Assets	Average Balance	Rate	Average Balance	Rate
Deposits with banks	$9,814.5	0.2%	$9,498.6	0.2%
Investments	348.5	2.0%	348.3	2.0%
Loans (including held for sale assets)	31,448.3	12.9%	34,534.7	12.4%

Total interest earning assets / interest income	41,611.3	9.8%	44,381.6	9.6%
Operating lease equipment, net	10,973.5	8.8%	10,945.2	8.9%
Other	3,560.7		3,889.1

Total average assets	$56,145.5		$59,215.9

Liabilities
Deposits	$4,635.3	2.5%	$4,921.3	2.4%
Long-term borrowings	39,595.0	7.9%	42,588.9	7.6%

Total interest-bearing liabilities	44,230.3	7.4%	47,510.2	7.0%
Credit balances of factoring clients	867.7		866.8
Other	11,047.5		10,838.9

Total average liabilities and equity	$56,145.5		$59,215.9

NON-GAAP DISCLOSURES

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended
	June 30,	March 31,
Total net revenues(1)	2010	2010

Interest income	$993.5	$1,049.0
Rental income on operating leases	419.7	418.2

Finance revenue	1,413.2	1,467.2
Interest expense	(813.6)	(837.8)
Depreciation on operating lease equipment	(179.0)	(173.5)

Net finance revenue	420.6	455.9
Other income	330.6	132.2

Total net revenues	$751.2	$588.1

1)	Total net revenues are combination of net finance revenues after depreciation on operating leases and other income.